Exhibit 21.1

LIST OF SUBSIDIARIES

The following entities are subsidiaries of Bumble Inc. as of the time of this offering

Name	Jurisdiction of Organization or Incorporation
AMI Holdings Limited	Bermuda
Badoo App Limited	UK
Badoo Holding Limited	Cyprus
Badoo International Limited	UK
Badoo Limited	UK
Badoo Media Ltd	Cyprus
Badoo PartnerCo LLC	Delaware
Badoo Software Ltd	Cyprus
Badoo Technologies Ltd	Cyprus
Badoo Trading Limited	UK
Badoo US Marketing LLC	Delaware
Badoo Worldwide Ltd	Belize
Bumble AU Pty Ltd	Australia
Bumble Canada Enterprises Ltd.	Canada
Bumble Holding Limited	UK
Bumble India Enterprises LLP	India
Bumble IP Holdco LLC	Delaware
Bumble Marketing HoldCo Limited	UK
Bumble Trading LLC	Delaware
Buzz Holdings L.P.	Delaware
Buzz Intermediate L.L.C.	Delaware
Buzz BidCo L.L.C.	Delaware
Buzz Finco L.L.C.	Delaware
Chappy Holdings Limited	Bermuda
Chappy Limited	UK
Chappy, LLC	Delaware
Greysom Ltd	Cyprus
Huggle App (UK) Limited	UK
Influencer Holdings Limited	Bermuda
Lumen App LLC	Delaware
Lumen App Ltd	UK
OOO Badoo Developments LLC	Russian Federation
Or Not Limited	UK
Social Online Payments International Limited	UK
Social Online Payments LLC	Delaware
Social Online Payments Ltd	Ireland
Wetrend Media Limited	UK